UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2023

Trinseo PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 East Swedesford Road, Suite 301,

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

(610)240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry Into a Material Definitive Agreement

Credit Agreement

On September 8, 2023 (the “Closing Date”), Trinseo Luxco Finance SPV S.á r.l., (the “Lux Borrower”), an indirect wholly owned subsidiary of Trinseo PLC (the “Company”), and Trinseo NA Finance SPV LLC, an indirect wholly owned subsidiary of the Company (the “Co-Borrower” and, together with the Lux Borrower, the “Borrowers”) entered into a Credit Agreement (the “Credit Agreement”) as co-borrowers, with Trinseo Luxco S.á r.l. (“Parent”) and Trinseo NA Finance LLC (together with Parent, the “Guarantors”), the lenders party thereto from time to time, and Alter Domus (US) LLC, as administrative agent and collateral agent.

The Credit Agreement provides for a senior secured term loan facility of $1,077 million (the “Term Loan Facility”, and the loans thereunder, the “Term Loans”). The Term Loans were used to fund (a) the 2023 Term Loans (as defined below) in an aggregate amount equal $948 million and (b) an intercompany loan and equity contributions of $125 million which amounts were used to fund the voluntary prepayment of the 2018 Refinancing Term Loans and partial redemption of the 2025 Senior Notes (as further discussed below).

The Borrowers’ obligations under the Term Loan Facility are guaranteed by the Guarantors and, on a post-closing basis, will be guaranteed on a limited basis by certain other subsidiaries of the Parent that do not guaranty the obligations under the Existing Credit Agreement (as defined below) (such guarantors, the “Additional Guarantors, and such guaranty, the “Limited Guaranty”). The obligations under the Term Loan Facility are secured by equity pledges of 100% of the equity interests in each Borrower and substantially all assets of the Borrowers, which includes the Lux Borrower’s right, title and interest in the 2023 Term Loans. On a post-closing basis, the Borrowers’ will cause certain assets that are owned by the Additional Guarantors to be pledged as collateral to secure the obligations under the Limited Guaranty.

The Term Loan Facility bears interest at a rate per annum equal to Term SOFR (as defined in the Credit Agreement) plus 8.50%. The Term Loan Facility matures on May 3, 2028 and amortizes in equal quarterly installments of 0.25% of the initial principal amount, commencing on January 2, 2024.

The Borrowers may voluntarily prepay outstanding Term Loans at any time. The Borrowers are required to prepay outstanding Term Loans: (a) with the net cash proceeds of a sale of Co-Borrower’s 50% equity interests in Americas Styrenics LLC (“AmSty”); (b) with the proceeds of certain dividends received from AmSty (excluding ordinary course quarterly dividends based on the net profits of AmSty); (c) if the First Lien Net Leverage Ratio (as defined in the Credit Agreement) exceeds 3.50:1.00, with any interest or amortization payments that the Lux Borrower receives on account of the 2023 Term Loans that are not used to pay interest or amortization payments under the Term Loan Facility; (d) with the proceeds of any voluntary or mandatory prepayment received by Lux Borrower on account of the 2023 Term Loans; and (e) with the proceeds of non-permitted indebtedness. The Additional Guarantors are required to make a payment under the Limited Guaranty at par with the net cash proceeds of any sale of assets of the Additional Guarantors or the sale of any equity interests of such Additional Guarantors. All voluntary prepayments of the Term Loans, and mandatory prepayments of the Term Loans (i) with the proceeds of non-permitted indebtedness and (ii) with proceeds that Lux Borrower receives from any voluntary prepayment of the 2023 Term Loans or from any mandatory prepayment of the 2023 Term Loans with the proceeds of non-permitted indebtedness, are subject to prepayment premiums as follows: (a) prior to the 18 month anniversary of the Closing Date, a customary make-whole amount; (b) from and after the 18 month anniversary and prior to the 30 month anniversary of the Closing Date, 3.00%; (c) from and after the 30 month anniversary and prior to the 42 month anniversary of the Closing Date, 2.00%; and (d) after the 42 month anniversary of the Closing Date, at par.

All mandatory prepayments with the net cash proceeds from the sale of Co-Borrower’s interest in AmSty or with the proceeds of certain dividends received from AmSty (excluding ordinary course quarterly dividends based on the net profits of AmSty) prior to the 36 month anniversary of the Term Loan Facility are subject to prepayment premiums as follows: (i) prior to the 12 month anniversary of the Closing Date, a customary make-whole amount; (ii) from and after the 12 month anniversary and prior to the 24 month anniversary of the Closing Date, 3.00% of the aggregate principal amount of the Term Loans so prepaid; (iii) from the 24 month anniversary and prior to the 36 month anniversary of the Closing Date, 2.00% of the aggregate principal amount of the Term Loans so prepaid; and (iv) after the 36 month anniversary of the Closing Date, at par.

The Term Loan Facility contains certain events of default, including (i) relating to a change of control or (ii) failure to maintain at least $100,000,000 of Liquidity (as defined in the Credit Agreement) at the end of any calendar month, and (iii) a cross default to the Existing Credit Agreement. If an event of default occurs, the Term Lenders will be entitled to take various actions, including the acceleration of amounts due under the Term Loan Facility.

The foregoing description of the material terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

2023 Incremental and Refinancing Amendment to Existing Credit Agreement

On the Closing Date, Trinseo Materials Operating S.C.A., an indirect wholly owned subsidiary of the Company (the “Trinseo Lead Borrower”), Trinseo Materials Finance, Inc., an indirect wholly owned subsidiary of the Company (together with Trinseo Lead Borrower, the “Trinseo Borrowers”), Trinseo Holding S.á r.l., an indirect wholly owned subsidiary of the Company (“Holdings”) and Deutsche Bank AG New York Branch, as administrative agent and collateral agent and Lux Borrower, in its capacity as the 2023 Refinancing Term Loan Lender and the 2023 Incremental Term Loan Lender (each as defined in the 2023 Term Loan Amendment), entered into an amendment (the “2023 Term Loan Amendment”) to that certain Credit Agreement, dated as of September 6, 2017 (as previously amended prior to the Closing Date, the “Existing Credit Agreement”), by and among Holdings, the Trinseo Borrowers, the guarantors party thereto, the lenders party thereto, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent, pursuant to which the Trinseo Borrowers borrowed $948 million of new term loans under a new term loan facility with Lux Borrower as lender, established under the Existing Credit Agreement (the “ 2023 Term Loan Facility” and, the loans thereunder, the “2023 Term Loans”).

The proceeds of the 2023 Term Loans were used, together with cash on hand, to (x) repay in full the outstanding principal amount of, and all accrued and unpaid interest on, the 2018 Refinancing Term Loans (as defined in the Existing Credit Agreement) and (y) to redeem $385,000,000 of the Trinseo Borrowers’ 5.375% Notes due 2025 (the “2025 Senior Notes”), issued pursuant to that certain Indenture dated as of August 29, 2017 by and among the Trinseo Borrowers, the guarantors from time to time party thereto and The Bank of New York Mellon, as the Trustee.

The Trinseo Borrowers’ obligations under the 2023 Term Loan Facility are secured on a pari passu basis by the same assets that secure the obligations under the Existing Credit Agreement. The Trinseo Borrowers’ obligations under the 2023 Term Loan Facility are guaranteed on an equal priority basis by the same guarantors that guarantee the obligations under the Existing Credit Agreement.

The 2023 Term Loans bear interest at a rate per annum equal to Adjusted Term SOFR (as defined in the Existing Credit Agreement) plus 9.66%. The 2023 Term Loan Facility matures on May 3, 2030 and amortizes in equal quarterly installments of 0.25% of the initial principal amount, commencing for the quarter ending December 31, 2023.

All voluntary prepayments of the 2023 Term Loans and all mandatory prepayments of the 2023 Term Loans with the proceeds of non-permitted indebtedness are subject to a yield protection fee as follows: (i) prior to the 18 month anniversary of the Closing Date, the Make-Whole Amount (as defined in the Existing Credit Agreement), (ii) from and after the 18 month anniversary and prior to the 30 month anniversary of the Closing Date, 17.01%; (iii) from and after the 30 month anniversary and prior to the 42 month anniversary of the Closing Date, 15.88%; (iv) from and after the 42 month anniversary of the Closing Date and prior to the 62 month anniversary of the Closing Date, 13.60%, and (v) from and after the 62 month anniversary of the Closing Date, 0.00%.

The representations, warranties, affirmative covenants, negative covenants and events of default applicable to the 2023 Term Loans are substantially the same representations, warranties, affirmative covenants, negative covenants and events of default applicable to the term loans under the Existing Credit Agreement.

The foregoing description of the material terms of the 2023 Term Loan Facility does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the 2023 Term Loan Amendment, a copy of each of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 8.01 Other Events

On August 10, 2023, the Company reported that the Trinseo Borrowers issued a notice of conditional partial redemption to the holders of the 2025 Senior Notes, which has not been withdrawn. On the Closing Date, the condition set forth in the notice of conditional partial redemption was satisfied and $385,000,000 of principal amount of the 2025 Senior Notes were redeemed.

A copy of the Company’s press release with respect to the transactions described in this report is attached hereto as Exhibit 99.1, which is incorporated by reference herein.

Cautionary Note on Forward-Looking Statements

This Current Report may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “believe,” “intend,” “forecast,” “outlook,” “will,” “may,” “might,” “see,” “tend,” “assume,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on the Company’s current expectations and assumptions regarding its business, the economy, its current indebtedness, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, our ability to successfully implement proposed restructuring initiatives, including the closure of certain plants and product lines, and to successfully generate cost savings and increase profitability; our ability to successfully execute our business and transformation strategy; increased costs or disruption in the supply of raw materials; increased energy costs; compliance with laws and regulations impacting our business; conditions in the global economy and capital markets; our ability to meet the covenants under our existing indebtedness; our ability to successfully investigate and remediate chemical releases on or from our sites, make related capital expenditures, reimburse third-party cleanup costs or settle potential regulatory penalties or other claims and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A -”Risk Factors” and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, the Company’s actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this Current Report are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

ITEM 9.01 Financial Statements and Exhibits

(d)            Exhibits.

Exhibit	Description

10.1	Credit Agreement, dated as of September 8, 2023, among Trinseo Luxco SARL, Trinseo NA Finance LLC, Trinseo Luxco Finance SPV SARL, Trinseo NA Finance SPV LLC, the guarantors party thereto from time to time, the lenders party thereto from time to time and Alter Domus (US) LLC, as administrative agent and collateral agent.

10.2	2023 Incremental and Refinancing Amendment, dated as of September 8, 2023, among Trinseo Holding SARL, Trinseo Ireland Holdings Limited, Trinseo Materials Operating S.C.A., Trinseo Materials Finance, Inc. the guarantors party thereto from time to time, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as administrative agent and collateral agent.

99.1	Press Release dated September 8, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO PLC

	By:	/s/ Angelo Chaclas
	Name:	Angelo Chaclas
	Title:	Senior Vice President and Chief Legal Officer
Date: September 8, 2023